U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CENAQ Energy Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-1863331
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4550 Post Oak Place Dr., Suite 300, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Class A Common Stock, and three-quarters of one Warrant	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-253695

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock and warrants to purchase shares of Class A common stock of CENAQ Energy Corp. (the “Company”). The description of the units, Class A common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-253695) filed with the U.S. Securities and Exchange Commission on March 1, 2021, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation.
3.2	Amended and Restated Certificate of Incorporation.
3.4	Second Amended and Restated Certificate of Incorporation.
3.5	Third Amended and Restated Certificate of Incorporation.
3.6	Bylaws
3.7	Certificate of Validation
4.1	Specimen Unit Certificate
4.2	Specimen Class A Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and CENAQ Energy Corp.
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and CENAQ Energy Corp.
10.3	Form of Registration Rights Agreement among CENAQ Energy Corp. and certain security holders.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

CENAQ Energy Corp.

By:	/s/ J. Russell Porter
J. Russell Porter
Chief Executive Officer

Dated: August 12, 2021

[Signature Page to Form 8-A]